UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 14, 2004

CTS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Indiana	1-4639	35-0225010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

905 West Boulevard North, Elkhart, IN	46514
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 574-293-7511

(Former Name or Former Address, if Changed Since Last Report)

Item 7.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired. Not applicable.

(b) Pro Forma Financial Information. Not applicable.

(c) Exhibits.

The following exhibit is filed with this report:

Exhibit No. Exhibit Description
99.1 Investor Presentation Material

Item 9.	Regulation FD Disclosure.

A copy of material which will be used in an investor presentation delivered by CTS representatives from time to time is furnished as Exhibit No. 99.1 hereto and is incorporated herein by reference. This material contains certain non-GAAP financial measures. CTS’ management believes that these non-GAAP financial measures are useful to investors in analyzing CTS financial performance and results of operations over time. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is included in Appendix 1 to Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTS Corporation

/s/ Vinod M. Khilnani

By: Vinod M. Khilnani Senior Vice President and Chief Financial Officer

Dated: June 14, 2004

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Investor Presentation Material

3